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                                 EXHIBIT 10(cc)

                            HANOVER FOODS CORPORATION

                              EMPLOYEE STOCK TRUST

                 (REVISED AND RESTATED EFFECTIVE JUNE 20, 2002)

         THIS TRUST AGREEMENT (the "Agreement"), effective as of January 2, 2001 ("Effective Date"), is revised and restated effective June 20, 2002 ("Restatement Date") between Hanover Foods Corporation, a Pennsylvania corporation (the "Company"), and Cyril T. Noel as Trustee.

                              W I T N E S S E T H :

         WHEREAS, the Company desires to establish a trust (the "Trust") in accordance with the laws of the Commonwealth of Pennsylvania and for the purposes stated in this Agreement;

         WHEREAS, the Trustee desires to act as trustee of the Trust, and to hold legal title to the assets of the Trust, in trust, for the purposes hereinafter stated and in accordance with the terms hereof;

         WHEREAS, the Company desires to provide for the availability of shares of its Class B common stock to satisfy certain of its obligations or those of its subsidiaries under the ESOP (as herein defined) and other employee benefit plans (including, but not limited to, the Stock Option Plan, as herein defined) and intends to contribute to the Trust such assets that shall be held therein, subject to the claims of the Company's general creditors in the event of the Company's Insolvency (as defined herein) until made available to the ESOP and/or such other employee benefit plans (including the Stock Option Plan, as herein defined) in such manner and at such times as specified herein;

         WHEREAS, the Company desires that the assets to be held in the Trust Fund (as herein defined) should be principally or exclusively securities of the Company except as where specifically otherwise provided and, therefore expressly waives any diversification of investments that might otherwise be necessary, appropriate or required pursuant to applicable provisions of law; and

         WHEREAS, the Trustee has been appointed and has accepted such appointment as of the date first set forth above.

         NOW, THEREFORE, the parties hereto hereby establish the Trust and agree that the Trust will be comprised, held and disposed of as follows:

                                    ARTICLE 1

                          TRUST, TRUSTEE AND TRUST FUND

         1.1 Trust. This Agreement and the Trust Fund shall be known as Hanover Foods Corporation Employee Stock Trust. The parties intend that the Trust will be an independent legal entity with title to and power to convey all of its assets in accordance with the terms of the Trust. The parties hereto further intend that the Trust not be subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and that the assets held in the Trust Fund shall not be "plan assets," as such term is described in ERISA and Department of Labor regulations thereunder. The Trust is not a part of the ESOP and does not provide pension, welfare or any other benefits to any Plan Participant (as herein defined). The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust. No Plan Participant nor any employee benefit plan maintained by the Company shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust.

         1.2 Trustee. The trustee named above, and any successor or successors, are hereby designated as the trustee hereunder, to receive, hold, invest, administer and distribute the Trust Fund in accordance with this Agreement, the provisions of which shall govern the powers, duties and responsibilities of the Trustee.


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         1.3 Irrevocable Trust. The Trust shall be irrevocable, except as provided in the following sentence. In the event of a transaction with an unaffiliated third party which involves a sale of all or substantially all of the assets or stock of the Company (including, but not limited to, a merger, consolidation, division or other transaction which involves a sale of all or substantially all of the assets or stock of the Company), the Trust shall thereupon be revocable by the Company and any Company Stock and/or other assets then remaining in the Trust shall be distributed as directed by the Company.

         1.4 Trust Fund. The assets held at any time and from time to time under the Trust collectively are herein referred to as the "Trust Fund" and shall consist of Common Stock contributions received by the Trustee, proceeds of any loans, investments and reinvestment thereof, the earnings and income thereon, less disbursements therefrom. Except as herein otherwise provided, title to the assets of the Trust Fund shall at all times be vested in the Trustee and securities that are part of the Trust Fund shall be held in such manner that the Trustee's name and the fiduciary capacity in which the securities are held are fully disclosed, subject to the right of the Trustee to hold title in bearer form or in the name of a nominee, and the interests of others in the Trust Fund shall be only the right to have such assets received, held, invested, administered and distributed in accordance with the provisions of the Trust. Company Stock held in the ESOP Plan Subaccount (as herein defined) of the Trust shall be used exclusively for the purpose of funding Company contributions to the ESOP and other employee benefit plans maintained by the Company as provided for in Article 3; Company Stock held in the Option Plan Subaccount (as herein defined) of the Trust shall be used exclusively for the purpose of satisfying the Company's obligations under Options (as herein defined) which are exercised by Option Plan Participants (as herein defined) as provided for in Article 3. The principal and income of this Trust shall be used exclusively to fund the ESOP and other employee benefit plans (including, but not limited to, the Stock Option Plan) for Plan Participants.

         1.5 Trust Fund Subject to Claims of Creditors. Notwithstanding any provision of this Agreement to the contrary, the Trust Fund shall at all times remain subject to the claims of the Company's general creditors under Federal and state law in the event of the Company's Insolvency (as herein defined). In addition, the Board of Directors and Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall discontinue transfers of the Transferred Shares (as provided in Article 3).

         Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a Company creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events conclusively rely on a copy of a bankruptcy petition filed with a court of competent jurisdiction.

         If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue transfers pursuant to Article 4 and shall hold the Trust Fund for the benefit of the Company's general creditors. The Trustee shall resume transfers pursuant to Article 4 only after it receives a copy of the court order dismissing such bankruptcy petition.

         Notwithstanding anything herein to the contrary, in the event that the Company is Insolvent, the Committee may, in its discretion and to the extent permitted by applicable law, direct the Trustee to apply the Trust Fund to satisfy the claims of the Company's creditors.

         1.6 No Board of Directors' Control. Company Stock held pursuant to this Agreement shall be governed solely by the terms of such Agreement. Such Company Stock shall not be controlled directly or indirectly by the Board of Directors, as such.

         1.7 Definitions. In addition to the terms defined in the preceding portions of this Agreement, certain capitalized terms have the meanings set forth below:

         "Board of Directors" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.


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         "Committee" means the person or group of persons charged by the Board of Directors with the powers provided to the Committee in this Trust Agreement, such person or group of persons to be subject to appointment or removal at the discretion of the Board of Directors, with or without cause.

         "Company Stock" means Class B common stock of the Company.

         "ESOP" means the Hanover Foods Corporation Employee Stock Ownership Plan established effective January 1, 2001.

         "ESOP Participant" means any individual who is a participant in the ESOP.

         "ESOP Plan Shares" means the shares of Company Stock which are to be used for the sole purpose of being transferred to the ESOP pursuant to the direction of the Committee.

         "ESOP Plan Subaccount" means a notational account within the Trust for the purpose of recording the number of ESOP Plan Shares.

         "Fair Market Value" means as of any date the closing price on such date (or if such date is not a trading day, then on the most recent prior date which is a trading day) of a share of Company Stock as reported on the composite tape, or similar reporting system, for issues listed on the New York Stock Exchange (or, if the Company Stock is no longer traded on the New York Stock Exchange, on such other national securities exchange on which the Company Stock is listed or national securities or central market system upon which transactions in Company Stock are reported, as either shall be designated by the Committee for the purposes hereof) or if sales of Company Stock are not reported in any manner specified above, the closing price on such date (or if such date is not a trading day, then on the most recent prior date which is a trading day) in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System or, if not so reported, by the National Quotation Bureau, Incorporated or similar organization selected by the Committee. In the event that the Company Stock is not traded in any manner specified above, the Fair Market Value shall be determined by an independent appraiser.

         "Insolvency" or being "Insolvent" means (i) inability of the Company to pay its debts as they become due, or (ii) the Company being subject to a pending proceeding as a debtor under the provisions of Title 11 of the United States Code (Bankruptcy Code).

         "1933 Act" means the Securities Act of 1933, as amended.

         "Option" means the right to purchase Company Stock at a stated or formula price for a specified period of time.

         "Option Plan Participant" means any individual who holds an unexercised Option to purchase Company Stock granted pursuant to the Stock Option Plan.

         "Option Plan Shares" means the shares of Company Stock which are to be used for the sole purpose of satisfying the Company's obligations pursuant to the exercise of Options granted under the Stock Option Plan.

         "Option Plan Subaccount" means a notational account within the Trust for the purpose of recording the number of Option Plan Shares.

         "Plan Participant" means any individual who is a participant in any employee benefit plan (including the ESOP) maintained by the Company, for non-union employees of the Company, and includes Option Plan Participants.

         "Stock Option Plan" means the Hanover Foods Corporation 2002 Stock Option Plan, as amended and supplemented from time to time, and any successor plans.

         "Transferred Shares" means shares of Company Stock held in the Trust which are Transferred to the ESOP pursuant to the direction of the Committee.

         "Trust Year" or "Fiscal Year" means the fiscal year of the Trust ending.


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         "Trustee" means the entity or individuals or any successor trustee.

         Any other capitalized term herein shall have the meaning as set forth in the Plan to which it relates.

                                    ARTICLE 2

                           CONTRIBUTIONS AND DIVIDENDS

         2.1 Contributions.

                  (a) On the Effective Date of this Agreement, the Company contributed to the Trust 142,449 shares of Common Stock, which are allocated to ESOP Plan Subaccount of the Trust. The Company in its sole discretion may at any time, or from time to time, make additional deposits or contributions of cash or other property to be held under the ESOP Plan Subaccount of the Trust to augment the principal to be held, administered and disposed of by the Trustee as provided in this Agreement. Neither the Trustees nor any Plan administrator, Plan Participant or other third party shall have any right to compel such additional deposits or contributions.

                  (b) On the Restatement Date of this Agreement, the Company shall contribute to the Trust 13,500 shares of Common Stock which shall be designated as Option Plan Shares. Such Option Plan Shares, any subsequent contribution of Common Stock designated as Option Plan Shares, and any other Company Stock designated as Option Plan Shares, shall be allocated to the Option Plan Subaccount of the Trust.

         2.2 Delivery of Shares.

                  (a) On the Effective Date of this Agreement, the Company delivered to the Trustee a certificate representing the Company Stock to be contributed to the Trust pursuant to Section 2.1(a), which certificate is registered in the name of the Trustee. The Company will pay all transfer taxes, if any, that may be payable in respect of the delivery of such Company Stock.

                  (b) On the Restatement Date, the Company shall deliver to the Trustee a certificate representing the Company Stock to be contributed to the Trust pursuant to Section 2.1(b), which certificate shall be registered in the name of the Trustee, or the name of their nominee. The Company will pay all transfer taxes, if any, that may be payable in respect of the delivery of such Company Stock.

         2.3 Cash Dividends and Other Cash Distributions. Dividends and other distributions paid in cash in any Trust year on Company Stock held in the ESOP Plan Subaccount shall be allocated to the ESOP Plan Subaccount and dividends and other distributions paid in cash in any Trust Year on Company Stock held in the Option Plan Subaccount shall be allocated to the Option Plan Subaccount. Such cash dividends and other cash distributions, whether held in the ESOP Plan Subaccount or the Option Plan Subaccount, may be transferred to the ESOP or to any other employee benefit plan of the Company or, alternatively, such cash dividends and other cash distributions (whether held in the ESOP Plan Subaccount or the Option Plan Subaccount) may be used to redeem shares of Company Stock which are subject to put options pursuant to Article VI of ESOP. Under no circumstances shall cash dividends and other cash distributions allocated to the Option Plan Subaccount be paid to Option Plan Participants in their capacity as such.

         2.4 Non-Cash Dividends and Other Non-Cash Distributions. Non-cash dividends and other non-cash distributions paid in any Trust year on Company Stock held in the ESOP Plan Subaccount shall be allocated to the ESOP Plan Subaccount and non-cash dividends and other non-cash distributions paid in any Trust Year on Company Stock held in the Option Plan Subaccount shall be allocated to the Option Plan Subaccount. Such non-cash dividends and other non-cash distributions, whether held in the ESOP Plan Subaccount or the Option Plan Subaccount, may be transferred to the ESOP or to any other employee benefit plan of the Company. Under no circumstances shall non-cash dividends and other non-cash distributions allocated to the Option Plan Subaccount be paid to Option Plan Participants in their capacity as such, except that capital stock of the Company paid as a non-cash dividend or other non-cash distribution may be used to satisfy Company obligations under an Option granted under the Stock Option Plan.


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                                    ARTICLE 3

                     TRANSFER AND WITHDRAWAL OF TRUST ASSETS

         3.1 Company Stock Made Available for Transfer from Trust. Immediately upon written directive from the Committee, a number of shares of Company Stock shall be made available for transfer from the Trust to the appropriate employee benefit plan in the manner set forth in Section 3.2 and 3.3. The number of Transferred Shares, determined as aforesaid, shall be certified to the Trustee by the Committee. At no time on or before the fifth anniversary of the Effective Date shall Company Stock be transferred to any employee benefit plan other than the ESOP or to satisfy obligations upon exercise of Options.

         3.2 Transfers from Trust to ESOP Trust. Immediately upon the written direction of the Committee, Company Stock and/or other assets held in the ESOP Plan Subaccount shall be transferred by the Trustee to the trust maintained with respect to the ESOP. The above notwithstanding, the aggregate Fair Market Value of Company Stock and other assets transferred to the ESOP in the Plan Year of the ESOP shall not exceed the limitation on deductible employer contributions as set forth in Section 404 of the Code. Any assets other than Company Stock held in the ESOP Plan Subaccount shall be transferred by the Trustee as directed by the Committee in writing in such amounts and at such times to or for the benefit of the ESOP.

         3.3 Other Transfers from Trust. Except as provided in the last sentence of Section 3.1, immediately upon the written direction of the Committee, Company Stock and/or other assets held in the Trust shall be transferred by the Trustee to fund benefits provided under other employee benefit plans other than the ESOP maintained by the Company for Plan Participants. Immediately upon the written direction of the Committee, Company Stock and/or other assets held in the Trust shall be sold and the proceeds used to fund benefits provided under other employee benefit plans maintained by the Company for Plan Participants, provided that no Company Stock shall be sold prior to the fifth anniversary of the Effective Date except to the extent necessary to permit the ESOP to satisfy the stock ownership requirements of Section 1042 of the Code. The above notwithstanding, in no event shall the Trustee transfer to any plan an amount in excess of the limitations on contributions set forth in such plan. The Company's obligations under Options which are exercised by Option Plan Participants shall be satisfied by transfers of Option Plan Shares allocated to the Option Plan Subaccount.

         3.4 Withdrawal of Company Stock. The provisions of Section 1.3 notwithstanding, in the event that (a) the trustee of the ESOP acquires shares of Company Stock from a source other than this Trust (including, but not limited to, Company Stock acquired by contribution from the Company, through purchase by the ESOP or otherwise) or (b) shares of Company Stock are acquired by any other employee benefit plan of the Company from a source other than this Trust (including, but not limited to, Company Stock acquired by contribution from the Company, through purchase or otherwise), then the Company may at any time thereafter withdraw a corresponding number of shares of Company Stock from the ESOP Plan Subaccount of this Trust. At no time shall the aggregate number of shares withdrawn from the Trust exceed the aggregate number of shares acquired under the previous sentence.

                                    ARTICLE 4

                   COMPENSATION, EXPENSES AND TAX WITHHOLDING

         4.1 Compensation and Expenses. The Trustee shall be entitled to such reasonable compensation for its services and to be reimbursed for its reasonable legal, accounting and appraisal fees, expenses and other charges reasonably incurred in connection with the administration, management, investment and distribution of the Trust Fund all as may be agreed upon from time to time by the Company and the Trustee. Such compensation shall be paid, and such reimbursement shall be made, out of the Trust Fund unless paid directly by the Company. In the event the Company fails to make the contributions necessary to pay compensation and expenses owing to the Trustee, as contemplated by this
Section 4.1, the Trustees shall be entitled to seek payment of such compensation and expenses directly from the Company.

         4.2 Withholding of Taxes. The Trustee shall report and withhold any Federal, state or local taxes that it is required by law or is instructed by the Company to withhold from any payments, transfer or distributions it makes pursuant to this Agreement and shall pay over amounts withheld to the appropriate taxing authorities.


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                                    ARTICLE 5

                          ADMINISTRATION OF TRUST FUND

         5.1 Management and Control of Trust Fund. Subject to the terms of this Agreement, the Trustee shall have exclusive authority and responsibility to control the assets of the Trust Fund unless the Trustee is otherwise directed by the Committee.

         5.2 Investment of Funds. Except as otherwise provided in this Section 5.2, the Trustee shall invest and reinvest the Trust Fund exclusively in Company Stock, including any accretions thereto resulting from the proceeds of a tender offer, recapitalization or similar transaction which, if not in Company Stock, shall be reduced to cash as soon as practicable. Upon expressed written direction of the Committee, the Trustee may invest any portion of the Trust Fund temporarily pending investment in Company Stock, distribution or payment of expenses in (a) investments in United States Government obligations with maturities of less than one year, (b) interest-bearing accounts including but not limited to certificates of deposit, time deposits, saving accounts and money market accounts with maturities of less than one year in any bank, including the Trustee, with aggregate capital at the time of such investment in excess of $1,000,000,000 and a Moody's Investors Service Rating at the time of such investment of at least P1, or an equivalent rating from a nationally recognized rating agency, which accounts are insured by the Federal Deposit Insurance Corporation or other similar federal agency, (c) obligations issued or guaranteed by any agency or instrumentality of the United States of America with maturities of less than one year, (d) short-term discount obligations of the Federal National Mortgage Association or (e) a common, collective, or pooled trust fund maintained by any corporate Trustee hereunder whose investments are limited to those described in (a), (b), (c) and/or (d) of this paragraph, in which event such part of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, or pooled trust fund which contemplate the commingling of such trust assets for investment purposes with trust assets of other trusts.

         5.3 Trustee's Administrative Powers. Except as otherwise provided herein, and subject to the Trustee's duties hereunder, the Trustee shall have the following powers and rights, in addition to those provided elsewhere in this Agreement or by law:

                  (a) to retain any asset of the Trust Fund for the purposes set forth herein;

                  (b) with the consent of the Committee, to settle, submit to arbitration, compromise, contest, prosecute or abandon claims and demands in favor of or against the Trust Fund;

                  (c) to vote or to give any consent with respect to any securities, including any Company Stock, held by the Trust either in person or by proxy for any purpose, provided that the Trustee shall vote, tender or exchange all shares of Company Stock as provided in Section 5.4;

                  (d) to employ such accountants, actuaries, attorneys, investment bankers, appraisers, other advisors and agents as may be reasonably necessary in collecting, managing, administering, investing, valuing, distributing and protecting the Trust Fund or the assets thereof and to pay their reasonable fees and expenses, which shall be deemed to be expenses of the Trust and for which the Trustee shall be reimbursed in accordance with Section 4.1;

                  (e) to cause any asset of the Trust Fund to be issued, held or registered in the Trustee's name or in the name of its nominee, or in such form that title will pass by delivery, provided that the records of the Trustee shall indicate the true ownership of such asset;

                  (f) to utilize another entity as custodian to hold, but not invest or otherwise manage or control, some or all of the assets of the Trust Fund; and

                  (g) to consult with legal counsel (who may also be counsel for the Trustee or the Company generally) with respect to any of its duties or obligations hereunder; to be fully protected in relying upon the written opinion of such legal counsel; and to pay the reasonable fees and expenses of such counsel, which shall be deemed to be expenses of the Trust and for which the Trustee shall be reimbursed in accordance with Section 4.1.


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         Notwithstanding any power granted to the Trustee pursuant to the foregoing or under applicable law, neither the Trust nor the Trustee shall have any power to, and shall not, engage in any trade or business (solely in its capacity as Trustee of the Trust) and, in particular, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Treas. Reg. 301.7701-2.

         5.4 Rights Regarding Company Stock.

                  (a) The Trustee shall retain voting powers attendant to the Company Stock held by the Trust, whether such Company Stock is held in the ESOP Plan Subaccount or the Option Plan Subaccount. Except as provided in Section 5.4(b) and Section 5.4(d), the Trustee shall vote Company Stock held by the ESOP Plan Subaccount in the same proportions as ESOP Active Participants (as that term is used in Section 1.42 of the ESOP) have directed the voting of Company Stock allocated to their Company Stock Accounts pursuant to Section 6.07 of the ESOP. Company Stock held in the Option Plan Subaccount shall be voted as provided in Section 5.4(c) and 5.4(d) hereof.

                  (b) The Trustee shall retain voting powers attendant to the Company Stock held by the ESOP Plan Subaccount with respect to any vote that occurs prior to the date upon which Company Stock is initially allocated to ESOP Active Participants' Company Stock Accounts. The Trustee shall vote such stock in the same proportions as instructed by the ESOP Active Participants. Each Active Participant's voting instructions shall be accorded a value equal to the ratio of the Active Participant's Compensation to the aggregate Compensation of all ESOP Active Participants who tender voting instructions. The Trustee would then vote the Company Stock in accordance with the aggregate voting instructions. With respect to Company Stock as to which no voting instruction has been received, such Company Stock shall be voted by the Trustee in the same proportion to the aggregate voting instructions actually received from all ESOP Active Participants who provide voting instructions.

                  (c) The Trustee shall retain voting powers attendant to the Option Plan Shares held in the Option Plan Subaccount. The Trustee shall vote the Option Plan Shares in the same proportions as instructed by the Option Plan Participants. Each Option Plan Participant's voting instructions will be accorded a value equal to the ratio of the Option Plan Participant's unexercised Options to the total unexercised Options held by all Option Plan Participants who tender voting instructions. The Trustee shall then vote the Option Plan Shares in accordance with the aggregate voting instructions. With respect to Option Plan Shares as to which no voting instruction has been received, such Option Plan Shares shall be voted by the Trustee in the same proportion to the aggregate voting instructions actually received from all Option Plan Participants who provide voting instructions.

                  (d) Notwithstanding any other provision in this Section 5.4, with respect to any vote that the Trustee determines to be procedural or ministerial in nature (including, but not limited to, adjournment, postponement other similar motions at shareholders meetings and other procedural matters to come before such meetings), the Trustee shall exercise his/her/its independent judgment in voting the Company Stock held in the Trust. The previous sentence notwithstanding, in no event shall this Section 5.4(d) apply to any vote of Company Stock on a corporate matter which relates to the election or removal of directors, any amendment to the Articles of Incorporation or Bylaws of the Company, the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or any other similar transaction described in Code Section 409(c)(3) or any regulations or rulings issued thereunder. With respect to such matters, the Trustee shall vote Company Stock in accordance with Section 5.4(a) (or if applicable Section 5.4(b)) and
Section 5.4(c).

                  (e) The Trustee shall employ an independent firm to determine the voting instructions of each ESOP Active Participant and each Option Plan Participant and to advise the Trustee of the aggregate voting instructions of such individuals. The communication of the voting instructions by any individual ESOP Active Participant and any individual Option Plan Participant shall be confidential and shall not be divulged to the Trustee or to anyone including the Company or any director, officer, employee or agent of the Company. The Trustee shall take all appropriate action to assure confidentiality as to the voting instructions of ESOP Active Participants and Option Plan Participants.

         5.5 Indemnification.

                  To the extent lawfully allowable, the Company shall and hereby does indemnify and hold harmless the Trustee from and against any claims, demands, actions, administrative or other proceedings, causes of action, liability, loss, costs, damage or expense (including reasonable attorneys' fees), which may be asserted against it, in any way arising out of or incurred as a result of its action or failure to act in connection with the operation and


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administration of the Trust; provided that such indemnification shall not apply to the extent that the Trustee has acted in willful violation of applicable law or willful violation of its duties under this Trust or in bad faith. The Trustee shall be under no liability to any person for any loss of any kind which may result (i) by reason of any action taken by it in accordance with any direction of the Committee or pursuant to Section 5.4, (ii) by reason of its failure to exercise any power or authority or to take any action hereunder because of the failure of the Committee to give directions to the Trustee, as provided for in this Agreement or (iii) by reason of any act or omission of the Committee with respect to its duties under this Trust. The Trustee shall be fully protected in acting upon any instrument, certificate or paper delivered by the Committee or the trustee or administrator of any Plan and believed in good faith by the Trustee to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained. This section shall survive termination of this Agreement.

                  The Company may, but shall not be required to, maintain liability insurance to insure its obligations hereunder. If any payments made by the Company or the Trust pursuant to this indemnity are covered by insurance, the Company or the Trust (as applicable) shall be subrogated to the rights of the indemnified party against the insurance company.

         5.6 General Duty to Communicate to Committee. The Trustee shall promptly notify the Committee of all communications with or from any governmental agency or with respect to any legal proceeding with regard to the Trust and with or from any Plan Participants concerning their alleged entitlements under the Trust.

                                    ARTICLE 6

                                DUTIES OF TRUSTEE

         6.1 Records and Accounts of Trustee. The Trustees shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection or audit by any person designated by the Company and which shall be retained.

         6.2 Reports of Trustee. Within thirty (30) days following the close of each Fiscal Year and each quarter of each Fiscal Year, the Trustee shall deliver to the Committee a statement for the period ending on the last day of such Fiscal Year and/or quarter of such Fiscal Year, as the case may be, listing all securities and other property acquired or disposed of and all receipts, disbursements and other transactions effected by the Trust during such period, and further listing all cash, securities, and other property held by the Trust, together with the Fair Market Value thereof, as of the end of such period. In addition to the foregoing, the report shall contain such information regarding the Trust Fund's assets and transactions as the Committee in its discretion may reasonably request. The Trustee shall also deliver to the Committee such statements for other periods as the Committee may reasonably request. Except as otherwise provided in the next sentence, all tax returns and other regulatory filings, if any, required by the Trust shall be prepared by the Trustee and submitted to the Committee for the Company's review at least thirty (30) days before the due date (including any extension thereof) for filing such tax return or other regulatory filing. The Company may, upon written notice to the Trustee, assume the responsibility for preparing any tax return or other regulatory filing required by the Trust.

         6.3 Final Statement. In the event of the resignation or removal of a Trustee hereunder, the Committee may request and the Trustee shall with reasonable promptness submit, for the period ending on the effective date of such resignation or removal, a statement similar in form and purpose to that described in Section 6.2.

                                    ARTICLE 7

                              SUCCESSION OF TRUSTEE

         7.1 Resignation of Trustee. The Trustee or any successor thereto may resign as Trustee hereunder at any time upon delivering a written notice of such resignation, to take effect 60 days after the delivery thereof to the Committee, unless the Committee accepts shorter notice; provided, however, that no such resignation shall be effective until a successor Trustee has assumed the office of Trustee hereunder.


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
         7.2 Removal of Trustee. The Trustee or any successor thereto may be removed by the Company by delivering to the Trustee so removed an instrument executed by the Committee. Such removal shall take effect at the date specified in such instrument, which shall not be less than 60 days after delivery of the instrument, unless the Trustee accepts shorter notice; provided, however, that no such removal shall be effective until a successor Trustee has assumed the office of Trustee hereunder.

         7.3 Appointment of Successor Trustee. Whenever the Trustee or any successor thereto shall resign or be removed or a vacancy in the position shall otherwise occur, the Committee shall use its best efforts to appoint a successor Trustee as soon as practicable after receipt by the Committee of a notice described in Section 8.1, or the delivery to the Trustee of a notice described in Section 7.2, as the case may be, but in no event more than 60 days after receipt or delivery, as the case may be, of such notice. A successor Trustee's appointment shall not become effective until such successor shall accept such appointment by delivering its acceptance in writing to the Company. If a successor is not appointed within such 60-day period, the Trustee, at the Company's expense, may petition a court of competent jurisdiction for appointment of a successor.

         7.4 Succession to Trust Fund Assets. The title to all property held hereunder shall vest in any successor Trustee acting pursuant to the provisions hereof without the execution or filing of any further instrument, but a resigning or removed Trustee shall, at the expense of the Company, execute all instruments and do all acts necessary to vest title in the successor Trustee. Each successor Trustee shall have, exercise and enjoy all of the powers, both discretionary and ministerial, herein conferred upon its predecessors. A successor Trustee shall not be obliged to examine or review the accounts, records, or acts of, or property delivered by, any previous Trustee and shall not be responsible for any action or any failure to act on the part of any previous Trustee.

         7.5 Continuation of Trust. In no event shall the legal disability, resignation or removal of a Trustee terminate the Trust, but the Committee shall forthwith appoint a successor Trustee in accordance with Section 7.3 to carry out the terms of the Trust.

         7.6 Changes in Organization of Trustee. In the event that any corporate Trustee hereunder shall be converted into, shall merge or consolidate with, or shall sell or transfer substantially all of its assets and business to another corporation, the corporation resulting from such conversion, merger or consolidation, or the corporation to which such sale or transfer shall be made, shall thereafter become and be the Trustee under the Trust with the same effect as though originally so named but only if such corporation is qualified to be a successor trustee hereunder.

         7.7 Continuance of Trustee's Powers in Event of Termination of the Trust. In the event of the termination of the Trust, as provided herein, the Trustee shall dispose of the Trust Fund in accordance with the provisions hereof. Until the final distribution of the Trust Fund, the Trustee shall continue to have all powers provided hereunder as necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

                                    ARTICLE 8

                            AMENDMENT OR TERMINATION

         8.1 Amendments. Except as otherwise provided herein, the Company may amend the Trust at any time and from time to time in any manner, which it deems desirable, provided, however:

                  (a) no amendment may change the duties of the Trustee without the Trustee's consent, which consent shall not be unreasonably withheld;

                  (b) no amendment may alter the terms of Section 1.3 to make the Trust revocable or to withdraw Company Stock from the Trust, except as provided in Section 3.4; and

                  (c) no amendment shall permit the Board of Directors, as such, to directly or indirectly control the Company Stock.

         Notwithstanding the foregoing, the Company, acting in good faith taking into account the best interests of a broadly-based population of individuals employed by the Company or broadly-based employee benefit plans in which such persons participate, shall retain the power under all circumstances to amend the Trust to add or delete employee benefit plans and to clarify any ambiguities or similar issues of interpretation in this Agreement.

         8.2 Termination. The Trust shall terminate upon the date on which the Trust no longer holds any assets.

         8.3 Merger. Subject to the provisions of Section 1.3, if the Company is merged into another corporation or another corporation is merged into the Company then (a) the surviving corporation shall become the grantor of the Trust, (b) the assets of the Trust shall be subject to the claims of the creditors of the surviving corporation in accordance with Article 1, above, and
(c) the provisions of this Agreement which apply to Company Stock (including without limitation the provisions of Article 4, above) shall apply to the stock of the surviving corporation held hereunder or transferred to the Trust.

         8.4 Form of Amendment or Termination. Any amendment or termination of the Trust shall be evidenced by an instrument in writing signed by an authorized officer of the Company, certifying that said amendment or termination has been authorized and directed by the Company or the Board of Directors, as applicable.

                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 Controlling Law. The laws of the Commonwealth of Pennsylvania shall be the controlling law in all matters relating to the Trust, without regard to conflicts of law.

         9.2 Committee Action. Any action required or permitted to be taken by the Committee may be taken on behalf of the Committee by any individual so authorized. The Company shall furnish to the Trustee the name and specimen signature of each member of the Committee upon whose statement of a decision or direction the Trustee is authorized to conclusively rely. Until notified of a change in the identity of such person or persons, the Trustee shall act upon the assumption that there has been no change.

         9.3 Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be in writing, delivered by registered or certified mail, return receipt requested, telecopier or hand delivery as follows:

To the Company:

         Gary T. Knisely, Esquire
         Hanover Foods Corporation
         P. O. Box 334
         Hanover, PA  17331

with a copy to:

         Frederick D. Lipman, Esquire
         Blank Rome Comisky & McCauley LLP
         One Logan Square
         Philadelphia, PA  19103-6998

To the Trustee:

         Cyril T. Noel
         344 1/2 North Street
         McSherrystown, PA  17344

         Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.

         9.4 Severability. If any provision of the Trust shall be held illegal, invalid or unenforceable for any reason, such provision shall not affect the remaining parts hereof, but the Trust shall be construed and enforced as if said provision had never been inserted herein.

         9.5 Protection of Persons Dealing with the Trust. No person dealing with the Trustee shall be required or entitled to monitor the application of any money paid or property delivered to the Trustee, or determine whether or not the Trustee is acting pursuant to authorities granted to it hereunder or to authorizations or directions herein required.

         9.6 Tax Status of Trust. The trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly. Until advised otherwise, the Trustee and the Company may presume that the Trust is so characterized for Federal income tax purposes and the Trustee shall make all filings of tax returns on that presumption.

         9.7 No Third Party Rights; Plan Participants to Have No Interest in the Company by Reason of the Trust. Neither this Agreement nor the Trust shall confer upon any person other than the parties hereto any rights, remedy or claim with respect to the assets of the Trust or otherwise. Neither the creation of the Trust nor anything contained in the Trust shall be construed as giving any person, including any individual employed by the Company or any subsidiary of the Company, any equity or interest in the assets, business or affairs of the Company or any Plan Participant a right to any benefit available under the ESOP or any other employee benefit plan maintained by the Company.

         9.8 Nonassignability. No right or interest, if any, of any person to receive distributions from the Trust shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, or bankruptcy, but excluding death or mental incompetency, and, to the fullest extent permitted by applicable law, no right or interest, if any, of any person to receive distributions from the Trust shall be subject to any obligation or liability of any such person, including claims for alimony or the support of any spouse or child.

         9.9 Gender and Plurals. Whenever the context requires or permits, the masculine general shall include the feminine gender and the singular form shall include the plural form and shall be interchangeable.

         9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this revised and restated Agreement to be signed, and their seals affixed hereto, by their authorized officers all as of the day, month and year first above written.

ATTEST:                                     HANOVER FOODS CORPORATION



                                            By:
--------------------------------               --------------------------------

Secretary                                             President

WITNESS


--------------------------------               --------------------------------
                                               Cyril T. Noel, Trustee

                              EMPLOYEE STOCK TRUST

                 (Revised and Restated Effective June 20, 2002)

                            HANOVER FOODS CORPORATION

                              EMPLOYEE STOCK TRUST

                 (Revised and Restated Effective June 20, 2002)

                                TABLE OF CONTENTS

                                                                                           PAGE
ARTICLE 1 - Trust, Trustee and Trust Fund

1.1   Trust...............................................................................  1
1.2   Trustee.............................................................................  1
1.3   Irrevocable Trust...................................................................  2
1.4   Trust Fund .........................................................................  2
1.5   Trust Fund Subject to Claims of Creditors...........................................  2
1.6   No Board of Directors' Control......................................................  2
1.7   Definitions.........................................................................  2

ARTICLE 2 - Contributions and Dividends

2.1   Contributions.......................................................................  4
2.2   Delivery of Shares .................................................................  4
2.3   Cash Dividends and Other Cash Distributions.........................................  4
2.4   Non-Cash Dividends and Other Non-Cash Distributions.................................  4

ARTICLE 3 - Transfer and Withdrawal of Company Stock

3.1   Company Stock Made Available for Transfer from Trust................................  5
3.2   Transfers from Trust to ESOP Trust..................................................  5
3.3   Other Transfers from Trust..........................................................  5
3.4   Withdrawal of Company Stock.........................................................  5

ARTICLE 4 - Compensation, Expenses and Tax Withholding

4.1   Compensation and Expenses...........................................................  5
4.2   Withholding of Taxes................................................................  6

ARTICLE 5 - Administration of Trust Fund

5.1   Management and Control of Trust Fund................................................  6
5.2   Investment of Funds.................................................................  6
5.3   Trustee's Administrative Powers.....................................................  6
5.4   Rights Regarding Company Stock......................................................  7
5.5   Indemnification.....................................................................  8
5.6   General Duty to Communicate to Committee............................................  8

ARTICLE 6 - Duties of Trustee

6.1   Records and Accounts of Trustee.....................................................  8
6.2   Reports of Trustee..................................................................  8
6.3   Final Statement.....................................................................  9

ARTICLE 7 - Succession of Trustee

7.1   Resignation of Trustee..............................................................  9
7.2   Removal of Trustee..................................................................  9
7.3   Appointment of Successor Trustee....................................................  9
7.4   Succession to Trust Fund Assets.....................................................  9
7.5   Continuation of Trust...............................................................  9
7.6   Changes in Organization of Trustee..................................................  9

7.7   Continuance of Trustee's Powers in Event of Termination of the Trust................  9

ARTICLE 8 - Amendment or Termination

8.1   Amendments..........................................................................  10
8.2   Termination.........................................................................  10
8.3   Merger..............................................................................  10
8.4   Form of Amendment or Termination....................................................  10

ARTICLE 9 - Miscellaneous

9.1   Controlling Law.....................................................................  10
9.2   Committee Action....................................................................  10
9.3   Notices.............................................................................  10
9.4   Severability........................................................................  11
9.5   Protection of Persons Dealing with the Trust........................................  11
9.6   Tax Status of Trust.................................................................  11
9.7   No third Party Rights; Plan Participants to Have No Interest in the Company
      by Reason of the Trust..............................................................  11
9.8   Nonassignability....................................................................  11
9.9   Gender and Plurals..................................................................  11
9.10  Counterparts........................................................................  11


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